CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of _______ __, 20__ (the “Agreement”) by and between __________________ (the “Consultant”) and California Gold Corp. (the “Company”).

WHEREAS, the Company desires to engage the Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business, and the Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

1.           Consulting.    The Company hereby retains the Consultant, and the Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.             During the Consulting Term (as hereinafter defined), the Consultant shall provide the Company with consulting advice in regard to the business and operations of the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement.  It is understood and acknowledged by the parties that the value of the Consultant’s advice is not readily quantifiable, and that, although the Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, the Consultant shall not be obligated to spend any specific amount of time in so doing.

3.           Term.             Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue for a minimum period of ninety (90) days and thereafter upon the mutual agreement of the Company and the Consultant (the “Consulting Term”).

4.           Compensation.             (a)          In consideration of the services to be rendered by the Consultant hereunder, within seven (7) business days from the date hereof, the Company agrees to issue and deliver to the Consultant a stock certificate evidencing ___________ restricted shares of the Company’s Common Stock, par value, $.001 per share (the “Shares”).  The Consultant acknowledges that the Shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act and may not be sold, pledged, or otherwise disposed of by Buyer without registration or exemption under the Securities Act and applicable state securities laws.  The certificates evidencing the Shares shall bear the Company’s customary restrictive legends.

(b)           The Consultant represents to the Company that it:  (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement; and (vi) is aware that an investment in the Shares involves a number of very significant risks.

(c)           The Consultant further represents to the Company that it is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and Buyer is able to bear the economic risk of an investment in the Shares.

5.           Termination.    The Company may in its discretion and at its option terminate this Agreement at any time.

6.           Reimbursement.            The Company will reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with this Agreement.

7.           Confidential Information.            The Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, the Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  The Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that she will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  The Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into the Consultant’s possession during the Consulting Term shall remain the property of the Company.  Except as required in the performance of the Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, the Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8.           Independent Contractor.        It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of the Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

9.            Consultant’s Services to Others.        The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others.  Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.  The Consultant acknowledges that the Company may hire other consultants to provide services similar to those provided by the Consultant.

10.           Conflict of Interest.        The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

11.           Waiver of Breach.       The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12.           Binding Effect; Benefits.       None of the parties hereto may assign its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.           Notices.        All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :	James D. Davidson c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, NY 10022-5718

If to the Consultant, to:

12.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15.           Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

CALIFORNIA GOLD CORP.

By:
James D. Davidson
CEO

[CONSULTANT]

By: